UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

PRB Energy, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed on a Current Report on Form 8-K filed on February 6, 2008, on January 31, 2008, Robert W. Wright resigned as Chairman of the Board of Directors, Chief Executive Officer and as a director of PRB Energy, Inc. (“PRB”).

In connection with Mr. Wright’s departure, Mr. Wright entered into a separation and release agreement with PRB, dated February 7, 2008. The agreement is subject to a seven day revocation period in favor of Mr. Wright. Pursuant to the agreement, Mr. Wright, among other things, agreed to release all claims he may have against PRB and to keep PRB information confidential. PRB, among other things, agreed to (i) grant Mr. Wright 150,000 shares of common stock pursuant to PRB’s 2007 Equity Incentive Plan; (ii) under certain circumstances, pay Mr. Wright a cash bonus not to exceed $50,000 in connection with  tax liability Mr. Wright will incur upon the granting of the stock award; (iii) allow Mr. Wright to exercise his currently vested stock options until January 31, 2009; and (iv) reimburse Mr. Wright for certain business expenses.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRB ENERGY, INC.
Date: February 13, 2008
/s/ William F. Hayworth
William F. Hayworth
President and Chief Executive Officer